Exhibit 99.1

InfoSpace Raises Full-Year 2004 Guidance on Strong Second

Quarter Results

BELLEVUE, Wash. (July 28, 2004) – InfoSpace, Inc. (NASDAQ: INSP) today announced financial results for the three months ended June 30, 2004.

Revenues for the second quarter of 2004 were $54.4 million, reflecting a $22.8 million (or 72%) increase over the second quarter of 2003. In accordance with Generally Accepted Accounting Principles (GAAP), income from continuing operations for the second quarter of 2004 was $13.4 million, or $0.37 per diluted share, versus a net loss from continuing operations of $16.0 million, or $0.51 per diluted share, in the second quarter of 2003. During the second quarter of 2004, the Company recorded a net gain of $3.7 million as part of operating income, which primarily relates to a gain from the settlement of a litigation matter.

Cash, cash equivalents, and marketable investments at June 30, 2004 totaled approximately $293 million. The Company had no debt obligations at the end of the quarter.

“We had a tremendous quarter and are once again raising guidance for 2004,” said Jim Voelker, chairman and chief executive officer of InfoSpace, Inc. “We had substantial growth in revenue and cash flow from our search distribution, directory and mobile businesses. With the acquisitions of Switchboard and Atlas Mobile as well as new business with Verizon Wireless and Dex Media, we are capitalizing on the expanding opportunities in our markets.”

Second Quarter Highlights and Recent Developments

•	InfoSpace completed the acquisition of Switchboard Incorporated, a leading provider of local online advertising solutions and internet-based yellow pages, for approximately $160 million in cash, plus transaction costs. At closing, Switchboard had approximately $56.4 million in cash and marketable securities, and no debt. The acquisition nearly doubles the Company’s share of total online yellow pages searches and establishes InfoSpace as a leading online directory provider in the United States.

•	InfoSpace acquired the assets of Atlas Mobile, a provider of multiplayer tournament-style games, such as Tetris® for Prizes™, Hold’em Poker for Prizes™ and Solitaire for Prizes™. The acquisition gives the Company established gaming distribution relationships with Verizon Wireless, Alltel, Midwest Wireless, U.S. Cellular and Western Wireless.

•	InfoSpace signed an agreement with Dex Media to add yellow pages listings from Dex’s 14-state region to Switchboard’s already substantial listings, and give Dex’s advertisers access to millions of users who visit our Switchboard online yellow pages each month.

•	InfoSpace expanded its relationship with Verizon Wireless, signing an agreement to provide the infrastructure and subscription management for their Mobile Web WAP 2.0 portal.

Segment Information

Segment income for each reportable operating segment does not include allocations for general, administrative and other overhead costs, depreciation and amortization expense, restructuring and other charges and non-operating gains or losses.

Search & Directory

Search & Directory revenues were $34.4 million in the second quarter of 2004, an increase of $13.0 million or 61% from the second quarter of 2003. The increase in revenue is primarily due to growth in the search distribution business. During the quarter, total paid searches in North America for both Search and Directory (including Switchboard starting June 3, 2004) were approximately 178 million, generating average revenue per paid search of approximately $0.16. Search & Directory segment income was $14.6 million or 43% of revenues for the second quarter of 2004.

Mobile

Mobile revenues were $20.1 million in the second quarter of 2004, an increase of $13.2 million or 192% from the second quarter of 2003. The increase in revenue is a result of revenues generated from the Company’s media download business. Mobile segment income totaled $6.5 million or 33% of revenues for the second quarter of 2004.

Outlook

The Company’s guidance excludes the potential impact of any future one-time gains or losses.

Third Quarter 2004 Outlook (including Switchboard)

For the third quarter of 2004 the Company expects revenue to be between $60.0 million and $64.0 million. The Company also expects income from continuing operations to be between $8.0 million and $10.0 million, or $0.22 to $0.27 per share (based on 37 million fully diluted shares).

Full Year 2004 Outlook (including Switchboard)

The Company is raising guidance for full year 2004. The Company expects revenue to be between $227.0 million and $237.0 million (up from previous guidance of $205.0 to $217.0 million), comprised of $147.0 million to $152.0 million in Search & Directory revenue, and $80.0 million to $85.0 million in Mobile revenue (up from previous guidance of $60.0 million to $65.0 million). The Company expects income from continuing operations to be between $36.0 million and $40.0 million, or $0.97 to $1.08 per share for full year 2004 (based on 37 million fully diluted shares).

A conference call will be held today at 2 p.m. Pacific/ 5 p.m. Eastern. To access the conference call, please dial (800) 238-9007 (U.S. and Canada), or (719) 457-2622 (International). The live Webcast can be accessed in the Investor Relations section of the InfoSpace corporate Web site, at www.infospaceinc.com. A replay of the call will be available approximately one hour after the call until Wednesday, August 11, 2004 at 10 p.m. Pacific/ 7 p.m. Eastern.

All information in this release is as of July 28, 2004. InfoSpace undertakes no duty to update any forward-looking statements to actual results or changes in the Company’s expectations.

About InfoSpace, Inc.

InfoSpace, Inc. (NASDAQ: INSP) is a diversified technology and services company that develops Internet and wireless solutions for a wide range of customers. InfoSpace Search & Directory provides Web search and online directory products that help users find the information they need while creating opportunities for merchants. InfoSpace Mobile develops infrastructure, tools and applications that enable carriers and content providers to efficiently develop and deliver mobile data services across multiple devices. More information can be found at http://www.infospaceinc.com.

# # #

CONTACTS:

Nancy Bacchieri

Vice President – Communications, InfoSpace, Inc.

(425) 201-8722

nancy.bacchieri@infospace.com

Amina Ghaddar Suchoski

Communications Manager

(425) 201-8681

amina.ghaddar@infospace.com

This release contains forward-looking statements relating to InfoSpace, Inc.’s products and services and future operating result that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward looking. Forward-looking statements include without limitation statements regarding the projected results of the Company’s strategic plan and efforts to achieve long-term sustainable growth; projected consolidated revenue and net income for the Company for the third quarter and full year 2004 and projected revenue for the Company’s Search & Directory and Mobile units for 2004. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect InfoSpace’s actual results include the progress and costs of the development of our products and services, the timing and extent of market acceptance of those products and services, our dependence on companies to distribute our products and services, the ability to successfully integrate acquired businesses and the successful execution of the Company’s strategic initiatives. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in InfoSpace’s most recent Quarterly Report on Form 10-Q, in the section entitled “Factors Affecting Our Operating Results, Business Prospects and Market Price of Stock.” Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

3